EMPLOYMENT AGREEMENT
                             for
                      RICHARD GOVATSKI


 THIS EMPLOYMENT AGREEMENT (the "Agreement") dated as of the
 29th, day of August 2003 by and between NMxS.COM., INC. a Delaware corporation (the "Employee" or "Company") and
 RICHARD GOVATSKI, an individual (the "Employee").

                          WITNESSETH

     WHEREAS, Employee is one of the founders of the primary operating and wholly owned subsidiary of the Company, such subsidiary, operating under the name of New
 Mexico Software, Inc. a New Mexico corporation (NMS);

     WHEREAS, since its inception of NMS, Employee has served as President and Chief Executive Officer, as well as serving on the Board of Directors;

     WHEREAS, pursuant to a reverse stock acquisition, NMS became a wholly owned subsidiary of the Company on August 3, 1999;

     WHEREAS, the Board of Directors of the Company (the
"Board") believes that the success of the Company is based upon the know how and abilities of Employee and considers it essential that Employee remain as an employee of the Company, serving as President and Chief Executive Officer;

     WHEREAS, Employee desires to provide his services as President and Chief Executive Officer in connection with the Company's business; and

     WHEREAS, both parties desire to clarify and specify the rights and obligations that each have with respect to the other in connection with such employment.

     NOW, THEREFORE, in consideration of this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto do hereby agree as follows:

     1. Employment. The Company hereby employs Employee as its President and Chief Executive Officer and Employee hereby accepts such employment and agrees to render his services as an Employee of the Company for the term of this Agreement (as specified in Section 6. hereof), all subject to and on the terms and conditions herein set forth.

     2. Dam. Employee shall be employed in the business of the Company and his duties and responsibilities shall be consistent with the duties performed and responsibilities undertaken by a President and Chief
Executive Officer of a company of its size of which stock is publicly traded. As such, Employee shall have primary responsibility for following strategic and financing activities: mergers and acquisitions, capital raising activities, shareholder relations, exploring and sourcing new and related technologies, identify and pursue new sources of revenue, and the hiring and termination of executive employees. Employee's duties and responsibilities shall be subject only to the direction and authority of the Board. Unless Employee expressly consents to the contrary, Employee shall hold the office of President and Chief Executive Officer of NMS and the Company, as well and along with any other whollyowned subsidiary of either the Company or NMS.

     3. Full-time Employment. Employee agrees to devote his full-time services and efforts and attention to the business and affairs of the Company. Notwithstanding the foregoing, the Employee shall not be precluded from engaging in other business activities, including, but not limited to, capital raising activities or from serving on the board of directors of other entities, whether it be a subsidiary of the Company or otherwise and receiving additional compensation therefore, provided that any such other activities do not in a material way substantially interfere with the Employee's responsibilities with the Company.

    4.  Compensation; Bonuses.

         A.  In consideration for his services to be
performed under this Agreement, and as compensation therefore, Employee shall receive, in addition to all of the benefits provided in this Agreement, a base salary (the
"Base Salary") of Two Hundred Thousand Dollars ($200,000) per annum.

         B. Base Salary shall be paid quarterly in the form of 50 shares of the Series A Convertible Preferred stock of NMXS.com (the "Salary Shares"). Salary Shares will be payable at the end of each fiscal quarter that Employee remains an employee of Company. In order for Employee to pay any applicable income taxes that may be due on the Base
Salary, Employee shall be allowed to convert up to 25
Salary Shares each quarter (the "Converted Shares"). Salary
Shares may be converted and sold on the open market subject to the following conditions:

              1.   Employee shall promptly execute
necessary agreements required to allow him to participate in the Convertible Preferred stock offering. No
Convertible Preferred shares shall be issued until all necessary documentation is completed.

              2. Salary Shares may be converted to
tradable stock per the Convertible Preferred stock agreement with the exception that conversion shall only happen during the Sale Window as defined below

              3. The Converted Shares may be sold during a thirty (30) day period that commences after 5 trading days have elapsed following the filing with the Securities and Exchange Commission of the quarterly or annual earnings of NMXS.com (the "Sale Window").

              4.  The shares shall be sold in a manner
designed to minimize the impact on the open market share price of NMXS.com.

              5.   All costs of conversion and issuance of
tradable stock to Employee shall be borne by Company. All costs of the sale of the tradable shares shall be borne by Employee.

         B. Employee shall be entitled to a bonus from time-to-time as may be determined in the sole discretion of the Board of Directors.

         C. Commencing as of January 1, 2003, and each succeeding year of the term, the Base Salary shall be reviewed by the Board of the Company, at which time the Base Salary hereunder (and any other benefits) may be increased (but not decreased) by the Board in its sole discretion.

    5.  Benefits.

         A.  Stock Options.

              (i)  Previous Options. Under a previous
         employment agreement between the Company and the Employee, the Employee was granted an option to acquire 500,000 shares of common voting stock of the Company, such Options having a five-year term, and with an annual graduated step vesting over a five (5) year period, at an exercise price equal to $.74 (the "Previous Options"). By mutual consent of the parties to this Agreement, the Previous Options are hereby terminated.

              (ii) Grant of Options. As partial compensation under this Agreement, the Company shall grant to Employee, contemporaneous with the approval of this Agreement by the Company, the option to purchase up to 500,000 shares of Common Stock under the following conditions:

                  a)       The options shall be granted
                            pursuant to the Company's
                            Stock Option Plan and each
                            capitalized term in this
                            subparagraph shall have the
                            meaning set forth in the Plan.

                  b)       The Exercise Price of the
                            Option Shares shall be the
                            greater of $0.06 per share or
                            110% of the Fair Market Value
                            per share of Common Stock on
                            the Grant Date as provided in
                            the Plan.

                  c)       The Expiration Date of the
                            options shall be December 31,
                            2007.

                  d)       To the extent permitted by law,
                            the options shall be deemed
                            Incentive Options, as defined
                            in the Plan.


                   e)       The options shall be
                             fully vested and
                             immediately exercisable
                             upon granting.

                   f)       To the extent permitted in the
                             Plan, the options may be
                             exercised in a "cashless"
                             manner as provided in Section
                             2.1(a)(2) of the Plan,
                             including, without limitation,
                             the financing of the exercise
                             price as provided in Section
                             3.1 of the Plan to the maximum
                             extent permissible.

          B. Health Insurance. The Company shall provide group health, hospitalization, major medical insurance and other similar benefits for Employee as the Company has adopted or may hereafter adopt for the benefit of its executives, officers and employees.

          C. Vacation. During the term, Employee shall be entitled to three (3) weeks of vacation annually.

          D.  Participation in Retirement and Employee
Benefit Plans; Designation in Management Bonus Plan. Employee shall participate in any plan of the Company related to vacation, sick leave, stock options, stock purchase, stock grants, pension, thrift, profit sharing, group life insurance, medical coverage, education, early retirement or employee benefits that the Company has adopted or may hereafter adopt for the benefit of its executives, officers and/or employees. Further, in the event that the Company establishes a management bonus plan, or similar benefit, or bonus program for executive employees that creates a class distinction between executive employees (and other employees, if applicable) the Company agrees that Employee shall always be designated as a member of the class entitled to the greatest benefits. Similarly, during the Term, Employee shall be entitled to receive other equity based compensation, with respect to the Company and its subsidiaries (whether now existing or hereafter created), the terms and conditions of which shall be subject to the sole discretion of the Company's Board.

         E.  Expenses. The Company shall reimburse
Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in performance of his duties under this Agreement.
Reasonable out-of-pocket expenses shall include, without limitation, expenses incurred for travel, hotels, meals, telephone (including cellular telephone), facsimile, computer and other like expenses. Such expenses shall be promptly reimbursed upon Employee's presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

         F. Additional Perquisites. Employee shall be entitled to an allowance of up to $1,000 per month as an automobile allowance for the purchase or lease of an automobile during the Term. The actual amount of the allowance shall be based on the actual lease and maintenance costs.


     6. Term of Employment; Notice of Non renewal. The effective Term of this employment shall commence on, and shall be retroactive to, January 15t, 2003 and run for a period of three (3) years (the "Term"), unless terminated prior thereto in accordance with Section 8 hereof. Unless
Employee and the Company renew or extend this Agreement in writing prior to the end of the Term, upon terms and conditions satisfactory to each of them, the Term of this Agreement shall automatically be extended for one (1) additional year, upon the same terms and conditions set forth herein. The Company shall provide Employee with written notice of the Company's intention not to renew or extend this Agreement upon the terms and conditions at least as favorable as those contained herein at least nine
(9) months prior to the end of the Term (the "Nonrenewal
Notice"). In the event that the Company shall fail to render the Nonrenewal Notice at least nine (9) months prior to the end of the Term, the Term of this Agreement shall continue and accordingly, Employee shall be entitled to the continuation of the Base Salary, bonus (at a rate no less than that paid during the previous year), and all benefits under Section 5 of this Agreement and otherwise (including expense allowance and reimbursement), until such time as the Nonrenewal Notice is given and thereafter, for a period of nine (9) months from the date that the Employee actually receives the Nonrenewal Notice.

     7.  Confidentiality.

         A. Employee agrees and covenants that, at any time during his employment with the Company or thereafter, he will not, without first obtaining the written permission of the Company, divulge to any person or entity, except as necessary in accordance with his duties hereunder, use (either himself or in connection with any business) any Confidential Information (as hereafter defined) obtained during the course of his employment under this Agreement, unless such disclosure is expressly authorized by the Company in writing, is pursuant to a court order or other judicial process, required to be disclosed in connection with litigation involving the Company, or affiliate thereof, or in any reports or applications required by law to be filed with any governmental agency.

         B. The term "Confidential Information" shall mean any material nonpublic information disclosed to Employee or known, learned, created or observed by him as a consequence of or through his employment by the Company, or any Affiliate thereof, not generally known in the public domain, about the business activities, services and processes, including but not limited to information concerning methods of doing business, marketing, advertising, promotion, publicity, research, finances, accounting, trade secrets, business plans, customer lists and records and potential customers of the Company and its subsidiaries, whether developed or acquired by the Company.
Confidential Information shall also include information regarding third parties received under confidentiality agreements by the Company or its subsidiaries. All improvements, new products or new services derived from such Confidential Information shall be the sole property of the Company. Confidential Information shall not include any information that becomes generally available to the public otherwise than through disclosure by Employee. Upon termination of his employment hereunder, Employee agrees to return to Employer all property of Employer of which Employee is in possession, including any copies thereof, as well as all notebooks, and other data relating to records, customers, investigations, or management studies or inventions made by him.

         C. Disclosure of Intellectual Property. Employee will fully and promptly disclose to Employer all inventions, discoveries, know-how or improvements, whether or not patentable and including works of authorship (hereinafter "Intellectual Property") which Employee may conceive or make, alone or with others, during the term of this Agreement whether or not during the working hours (collectively "Term I/P")_ Employee also will promptly disclose to Employer all Intellectual Property which Employee may conceive or make, alone or with others, within one (1) year after the Termination Date, which relates to, or results from, or is suggested by: (1) activities of Employer, its Affiliates, or licensees; (2) any proprietary information of Employer; or (3) any work Employee may have done for Employer or any Affiliate (collectively "Post-Term IIP").

         D. Assignment of All Intellectual Property. The parties agree that All Post-Term I/P and any Term I/P which meets the criteria for Post-Term I/P described in clauses
(1) through (3) of the last sentence of Section 7(C) above is the sole and exclusive property of Employer. Employee shall assign to Employer or Employer's nominee all right, title and interest in and to any such Intellectual
Property, and Employee shall execute and deliver all documents considered by Employer to be necessary or desirable to secure patent, copyright or other legal protection in any country and to vest title in Employer or Employer's nominee. By entering into this Agreement, Employer does not waive and expressly retains its shop rights, works for hire, implied licenses and other rights resulting from its employment of Employee.

    8.  Termination.

         A. Cause. Notwithstanding the terms of this Agreement, the Company, by action of a two-thirds (2/3) vote of the Board of Directors, may issue written notice to Employee, discharge Employee and terminate this Agreement for cause ("Cause") in the event that (i) Employee shall engage in an act of fraud, theft or embezzlement in connection with his employment hereunder; (ii) Employee engages in material gross misconduct that has a material adverse effect on the Company; (iii) Employee engages in a material act of dishonesty; or (iv) Employee shall be convicted of a felony involving a high degree of moral turpitude, whether or not related to the performance of his duties hereunder. Notwithstanding the foregoing to the contrary, prior to discharging Employee pursuant to clause
(ii) of the immediately preceding sentence, the Company shall give Employee thirty (30) days' prior written notice of any breach or failure and an opportunity to cure any such breach or failure. Employee shall not, under any circumstances, be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds (2/3) of the Board of Directors (with Employee not being permitted to vote on this matter) at a meeting of the Board of Directors held for that purpose (after thirty (30) days notice to Employee and an opportunity for Employee, together with counsel, to be heard before the Board) finding that in the reasonable, good faith opinion of the Board, Employee was guilty of conduct constituting cause and specifying the particulars thereof in detail. If there is any dispute as to whether Employee's employment has been terminated with or without Cause, Employee shall continue to receive all Base Salary, bonus (at a rate no less than that paid in respect of the previous year), and benefits hereunder as if there was no termination, unless and until it is finally determined that such termination was for Cause, at which time all Base Salary, bonus and benefits hereunder shall thereupon cease.

         B. Incapacity or Disability. Should Employee become incapacitated or disabled to the extent that, in the reasonable, good faith opinion of the Board of Directors, Employee is unable to and does not substantially perform his duties for a period of six (6) consecutive months, the Company may terminate this Agreement upon three (3) months' prior notice, provided that Employee does not return to his employment substantially in this full capacity during such three (3) month period. In the event the Company does not maintain disability insurance and this Agreement is terminated as a result of Employee's incapacity or disability, Employee shall be entitled to receive his Base Salary and all benefits for a period of twenty-four (24) months following termination of his employment due to incapacity or disability.

         C.  Death. This Agreement shall terminate
immediately upon the death of Employee. In the event that Company does not maintain life insurance in full force and effect upon Employee's death, Employee's spouse, or any alternative beneficiary, shall be entitled to receive promptly a payment equal to twelve (12) months' Base Salary.

         D. Termination Without Cause; Good Reason. If employee is discharged and this Agreement is terminated without Cause (Cause being defined as a reason for termination set forth in Section 8(A) above) or by reason other than as set forth in Section 8(B) or 8(C) hereof, or if Employee resigns for Good Reason (as hereinafter defined) Employee shall receive upon any such termination of, or resignation by, Employee: (A) a lump sum payment equal to the greater of (i) the Base Salary set forth in Section 4 for the remainder of the Term as such sums become due or would become due, or (ii) twelve (12) months (such period, to the extent it exceeds the Term, being hereinafter sometimes referred to as the "Extended Period"); (B) a bonus based on the greater of the bonus paid in the last full calendar year or 25% of the then current Base Salary whether or not there was a bonus in the prior calendar year; (C) all benefits under Section 5 hereof for the remaining Term or Extended Period, as applicable, and (D) any additional amount that may be due pursuant to Section 8(E) below. In addition, any and all options, warrants or other contractual rights to acquire equity securities of the Company shall automatically vest and become exercisable, subject only to restrictions pursuant to applicable securities law. For purposes of this Agreement, "Good Reason" shall mean (i) a relocation of Employee, without his prior written consent, outside of the Albuquerque area; or (ii) a failure to maintain Employee as the President and Chief Executive Officer of the Board of the Company or any subsidiary, or
(iii) the failure to be nominated by management of the Company for election to the Board, or (iv) a material diminution by the Company of Employee's responsibilities, which change would cause Employee's position with the Company or any subsidiary to become one of significantly less responsibility, importance or scope from that contemplated by Section 2 hereof, or (v) a willful failure in bad faith to pay the Base Salary or bonus to Employee when due or another material breach of this Agreement by the Company that has a material adverse effect on Employee, or
(vi) a Change of Control of the Company (as defined below). All amounts due Employee under this Section 8 shall be paid to Employee without offset for any amounts earned by Employee in any other employment or form any other source. For purposes of this Agreement, a "Change of Control" of the Company shall have occurred at such times as (a) beneficial ownership of more than fifty percent (50%) of the voting securities of the Company is transferred to a single entity or combined voting block or "group" as contemplated by, or required to comply with the provisions of, Rule 13d, promulgated under the Securities Exchange Act of 1934, as amended (or any successor rule thereto), or (b) a merger, consolidation or sale of all or substantially all the assets of the Company occurs.

         E. Additional Amount. If in the opinion of tax counsel selected by Employee and reasonably acceptable to the Company, Employee has or will receive any compensation or recognize any income (whether or not pursuant to this Agreement or any plan or other arrangement of the Company) which constitutes an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") (or for which a tax is otherwise payable under Section 4999 of the Code), then the Company shall pay Employee an additional amount (the "Additional Amount") equal to the sum of (i) all taxes payable by Employee under Section 4999 of the Code with respect to all such excess parachute payments and the Additional Amount, plus (ii) all federal, state and local income taxes payable by Employee with respect to the Additional Amount. The amounts payable pursuant to this
Section 8(E) shall be paid by the Company to Employee within 30 days of the written request therefor made by Employee.

    9.  Noncompetition Covenants.

    A. Covenant. Employee agrees that commencing as of the date hereof and for a period of one (1) year following the termination of his employment with the Company. Employee will not, directly or indirectly: (a) engage in or become interested (whether as owner, principal, agent, stockholder, member, partner, trustee, joint venturer, lender or other investor, director, officer, employee, consultant or through the agency of any corporation, partnership, limited liability company, association or agent or otherwise) in any business or enterprise that shall then be in whole or in substantial part competitive with the business conducted by the Company (or any other Affiliate thereof) (the "Competitors"). Notwithstanding the foregoing, ownership of less than five percent (5%) of the outstanding securities of any class of any entity listed on a national securities exchange or traded in the over-the-counter market shall not be considered a breach of this Section 9 if Employee (i) is not a controlling person of or member of a group which controls such persons and (ii) does not directly or indirectly, own five percent (5%) or more of any class of securities of such person, or (b) solicit the employment of any person who is then an employee of the Company (or any other subsidiary).

         B. Exception. Employee may be relieved, in whole
or in part, from complying with Section 9(A) or 9(B) or
both, (the "Noncompetition Agreement") by: (1)
making written application to Employer for an exception to
the Noncompetition Obligation stating clearly Employee's
prospective employer, address, immediate supervisor, duties
and position with prospective or current employer; (2)
receiving a written exception from Employer; and (3)
providing Employer, upon its request, with a verification
that Employee's duties and position with Employee's new
employer remain as stated in the written application
previously submitted to Employer. Employee's obligations to
provide Employer with such verifications will continue for
all periods of Employee's employment by Employee's employer
during the term of the Noncompetition Obligation.
Employer's approval of such request shall not be
unreasonably withheld.

         C. Enforceability. In the event a court of competent jurisdiction determines that the scope of restrictions or time or geographical limitations imposed are too broad to be capable of enforcement, the limitations shall be modified, to the least extent possible, so that the provisions are enforceable.

     10. Violation of Other Agreements. Employee represents and warrants to the Company that he is legally able to enter into this Agreement and accept employment with the Company and that Employee is not prohibited by the terms of any agreement, from entering into this Agreement; and the terms hereof will not and do not violate or contravene the terms of any agreement to which Employee is or may be a party, or by which Employee may be bound.

     11. Notices. Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent by registered or certified U.S. mail, return receipt requested, by hand or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other address as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

     In the case of the Company, with copy to:

    NMXS.com.,
    Inc. Suite
    200,
    5041 Indian School Rd.
    NE Albuquerque, New
    Mexico 87110


    In the case of the Employee, with copy to:

    RICHARD GOVATSKI
    428 Pinion Creek
    SE Albuquerque,
    New Mexico


Notices given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, or (iii) on the seventh calendar day
(or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U. S. Postal Service.

     12. Waivers. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     13. Preservation of Intent. Should any provision of this Agreement be determined by a court having jurisdiction to be illegal or in conflict with any laws of any state or jurisdiction or otherwise unenforceable, the Company and Employee agree that such provision shall be modified to the extent legally possible so that the intent of this Agreement may be legally carried out and the provisions hereof may be enforced to the maximum extent possible.

     14. Indemnification. Subject to the succeeding sentence, the Company shall indemnify, defend and hold harmless Employee from and against all losses, claims (whether actual or threatened), damages, liabilities, judgments, fines, penalties, assessments and costs and expenses incurred (including, without limitation, reasonable attorneys' fees and disbursements, including legal fees and disbursements incurred to enforce this Agreement) arising prior to, on or after the date hereof from the performance by Employee of his services pursuant to this Agreement or Employee's prior service to the Company. Notwithstanding the foregoing, Employee shall not be entitled to indemnification pursuant to this Section 14 if a Court of competent jurisdiction or an administrative body or agency determines that, in connection with any matter giving rise to indemnification, Employee acted in bad faith or dishonestly, or committed an act for illegal personal gain, or committed an act of wanton or willful misconduct or gross negligence or that Employee acted in a manner beyond the authorized scope of his duties to be performed pursuant to this Agreement. The foregoing indemnification shall be in addition to, and not in lieu of, the terms and provisions of any indemnification agreement heretofore entered into by and between the Company and Employee.

    15. Dispute Resolution.


    A. Generally. Subject to the provisions in Section
16(B) and (C), the purpose and intent of the parties is to resolve their disputes expeditiously, and in a financially reasonable manner; and further that the parties will meet personally, and directly and in good faith to discuss how to proceed with dispute resolution and with that purpose and intent in mind. Any dispute between the parties to this Agreement or any other controversy or claim arising out of or relating to this Agreement or the breach thereof shall be submitted to and resolved by binding arbitration in Albuquerque, New Mexico. Such arbitration shall be conducted upon the request of any party, before a single arbitrator, selected by the parties or, failing agreement on a choice of an arbitrator within thirty (30) days of service of written demand for arbitration, by an arbitrator designated pursuant to the Uniform Arbitration Act, NMSA 44-7-1 et set. (1978). Once the arbitrator is selected, but as a condition precedent to proceeding with arbitration, the parties shall engage on a good-faith best efforts basis (i) in direct face-to-face negotiations; and failing resolution by negotiation, then (ii) mediation and, failing mediation then, (iii) arbitration. Such arbitration shall be in accordance with the laws of the State of New Mexico and pursuant to the Uniform Arbitration Act, and subject to the Federal Rules of Civil Procedure as the arbitrator may determine. The arbitration shall be conducted within sixty (60) days of the selection of the arbitrator and the arbitrator shall render his or her decision within twenty (20) days after conclusion of the arbitration. The prevailing party in the arbitration shall be entitled as a part of the arbitration award to the costs and expenses (including reasonable attorney fees) of investigating, preparing and pursuing or defending the arbitration claim as such costs and expenses are awarded by the arbitrator. The duty to pursue the foregoing dispute resolution provisions, shall survive the termination or cancellation of this Agreement. Arbitration pursuant to the foregoing shall be specifically enforceable under prevailing arbitration laws of the State of New Mexico. The decision of the arbitrator shall be final and binding upon the parties and enforceable in a court of competent jurisdiction.

     B. Injunctive Relief. Notwithstanding the foregoing, the parties recognize that if there is a breach of either
Section 7 or 9 hereof, that the general dispute resolution provisions of this Section 16(A) may not be sufficient and that extent of the damages to the Company or an Affiliate thereof, would be impossible to ascertain and that there is and will be available to the Company no adequate remedy at law in the event of such a breach. Consequently, Employee agrees that in the event of a breach by Employee of Section
7, 9 or both of them, in addition to any other relief to which the Company may be entitled, the Company shall be entitled to enforce any or all of the Employee's defaulted obligations hereunder, by injunctive or other equitable relief ordered by any court of competent jurisdiction.

     C. ERISA Rights. Notwithstanding the foregoing, if the claim involves a right covered by the Employee Retirement Income Security Act of 1974 ("ERISA") (e.g., severance pay pursuant to Section 6, 8(D) and 8(E) above) then the rights of the parties shall not be covered by either Section 16(A) or (B) but rather shall be covered by ERISA and incorporated herein by reference.

16. Entire Aqreement. This Agreement sets forth the entire and only agreement or understanding between the parties relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, letters of intent, commitments and representations in respect thereof between them, and no party shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement except as provided in this Agreement.

     17. Inurement; Assiqnment. In the event of a sale of the Company, or a division, subsidiary or affiliate thereof, whether by way of stock sale, sale of assets, merger or other business combination, as applicable, the rights and obligations of the Company under this Agreement shall, with Employee's prior written consent, inure to the benefit of and shall be binding upon any successor of the Company or to the business of the Company, subject to the provisions hereof. The Company may, with Employee's written consent, assign this Agreement to any person, firm or corporation controlling, controlled by, or under common control with the Company provided that, in the event of any such assignment, the services to be rendered by the Employee to such assignee shall be of the same nature and professional status provided for in this Agreement. The
Company's obligations hereunder shall be unaffected by any assignment. Neither this Agreement nor any rights or obligations of Employee hereunder shall be transferable or assignable by Employee.

     18. Amendment. This Agreement may not be amended in any respect except by an instrument in writing signed by the parties hereto.

     19. Headings_ The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     20. Counterparts,. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument_

     21. Governing Law Consent to Venue and Jurisdictlon.
This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New
Mexico, without giving reference to principles of conflict of laws. In the event of a dispute, each of the parties hereto irrevocably consents to the exclusive venue and Jurisdiction of the federal and state courts located within the State of New Mexico, County of Bernalillo.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    /s/ RICHARD GOVATSKI
                                    ---------------------
                                    RICHARD GOVATSKI


                                  NMxS.Com., Inc.

                                    /s/ JOHN HANDLEY
                                    -----------------------------
                                    By JOHN HANDLEY, Representing
                                    the Board of Directors